   As filed with the Securities and Exchange Commission on December 15, 1997

                                                      Registration No. 333-_____

================================================================================
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-4
            Registration Statement under the Securities Act of 1933


                             HIGHLAND BANCORP, INC.
               (Exact name of issuer as specified in its charter)

             Delaware                            6036                           95-4654552
(State or other jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer Identification No.)
 incorporation or organization)      Classification Code Number)

                          601 South Glenoaks Boulevard
                           Burbank, California 91502
                                 (818) 848-4265
   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Stephen N. Rippe
                          601 South Glenoaks Boulevard
                           Burbank, California 91502
                                 (818) 848-4265
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With a copy to:
                          William T. Quicksilver, Esq.
                         Manatt, Phelps & Phillips, LLP
                          11355 West Olympic Boulevard
                         Los Angeles, California 90064

          Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.


  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-38911.


                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                   Proposed          Proposed
    Title of each class            Amount          Maximum            Maximum         Amount of
      of securities to              to be       Offering Price       Aggregate       Registration
        be registered           Registered/1/    per Share/2/    Offering Price/2/       Fee
-------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value      18,300          $33.00            $603,900          $183.00
=================================================================================================

/1/ Consists of shares issuable to certain shareholders of Highland Federal Bank (the "Bank") upon the reorganization of the Bank into a holding company form of organization, as described in the Registration Statement on Form S-4 (No. 333-38911) that became effective on November 17, 1997.

/2/ Estimated solely for purposes of determining the registration fee and based, in accordance with Rule 457(f)(1), upon the average of the high and low prices per share of the common stock of the Bank as of December 11, 1997 as reported on The Nasdaq Stock Market, Inc., National Market System.

                       EXPLANATORY NOTE AND INCORPORATION
                      OF CERTAIN INFORMATION BY REFERENCE


     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-4 (File No. 333-38911), filed by Highland Bancorp, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on October 28, 1997, including the exhibits thereto, and which became effective on November 17, 1997, are incorporated herein by reference.



                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following documents are filed as exhibits to this Registration
     Statement.

     Exhibit No.      Description
     -----------      -----------

     5.1              Opinion of Manatt, Phelps & Phillips, LLP

     23.1 Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California on the 15th day of December, 1997.

                              HIGHLAND BANCORP, INC.

                              By:    /s/ Stephen N.  Rippe
                                 -------------------------------
                                   Stephen N. Rippe, President

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Stephen N. Rippe, his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


/s/ Richard J. Cross                                  Dated:  December 15, 1997
-----------------------------------------------
Richard J. Cross
Chairman of the Board and Director


/s/ Woodrow DeWitt                                    Dated:  December 15, 1997
-----------------------------------------------
Woodrow DeWitt, Director


/s/ William G. Dyess                                  Dated:  December 15, 1997
-----------------------------------------------
William G. Dyess, Director


/s/ Anthony L. Frey                                   Dated:  December 15, 1997
-----------------------------------------------
Anthony L. Frey
Executive Vice President,
Chief Financial Officer and Secretary


/s/ Ben Karmelich                                     Dated:  December 15, 1997
-----------------------------------------------
Ben Karmelich, Director


/s/ Richard O. Oxford                                 Dated:  December 15, 1997
-----------------------------------------------
Richard O. Oxford, Director


/s/ George Piercy                                     Dated:  December 15, 1997
-----------------------------------------------
George Piercy, Director


/s/ Stephen N. Rippe                                  Dated:  December 15, 1997
-----------------------------------------------
Stephen N. Rippe
President, Chief Executive Officer and Director


/s/ Shirley E. Simmons                                Dated:  December 15, 1997
-----------------------------------------------
Shirley E. Simmons
Vice Chairman of the Board and Director

                               Index of Exhibits


Exhibit No.         Description
-----------         -----------

5.1             Opinion of Manatt, Phelps & Phillips, LLP

23.1            Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)